EXHIBIT 99.1

HCC Reports Strong First Quarter 2006 Results

HCC Insurance Holdings, Inc. (NYSE:HCC) today released earnings for the first quarter of 2006.

Net earnings increased significantly for the first quarter of 2006 rising 37% to $78.6 million from $57.3 million for the first quarter of 2005. During the same period, net earnings per diluted share grew 24% to $0.67 per share from $0.54 per share.

Stephen L. Way, Chairman and Chief Executive Officer, said, "Our first quarter results reflect the continuing strong margins from our underwriting activities and increasing investment income, which were achieved despite dilution of approximately $0.03 from the equity offering in December 2005, $0.01 from stock option expense and $0.03 from our convertible notes."

Total revenue grew 23% during the first quarter of 2006 to $466.1 million from $379.7 million, in the first quarter of 2005. This increase continues to be primarily due to the growth in our insurance company subsidiaries' earned premium and increases in overall investment income. Revenue is expected to continue to show strong growth throughout 2006.

Although our insurance company subsidiaries' gross written premium growth slowed as expected during the first three months of 2006, net written premium increased by 10% to $393.1 million and net earned premium by 19% to $380.6 million, both compared to the first quarter of 2005. Premiums are rising in part due to the strong energy market and growth in surety, offset by softening in the international D&O market and our non-renewal of an A&H program, on which we had no retention. Overall, market conditions in our specialty lines continue to be fairly stable.

The GAAP combined ratio for the first three months of 2006 was 85.2% compared to 84.5% in the corresponding period of 2005. No net loss reserve releases were taken in the quarter.

Mr. Way added, "To date, there has been no adverse reserve development from the catastrophe losses of 2005 and none is anticipated, as is our past record for all previous catastrophe losses."

Fee and commission income was down during the first quarter of 2006 to $31.5 million from $33.1 million during the same period in 2005. Although this reduction was contemplated, we expect this revenue source to stabilize during 2006 and anticipate it will begin to increase again next year.

Net investment income continues to increase rapidly, growing 64% in the first quarter of 2006 to $36.6 million compared to the first quarter of 2005. We anticipate investment income to continue to grow.

As of March 31, 2006, total investments increased to $3.4 billion, total assets exceeded $7.1 billion, book value per share increased to $15.82, shareholders' equity was $1.8 billion and the Company's debt to total capital ratio was 15.0%. See following tables.

HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Thursday, May 4. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1303. In addition, there will be a live webcast available on a listen-only basis, that can be accessed through the HCC website at www.hcc.com. A replay of the webcast will be available on the website until Thursday, May 11, 2006.

HCC is an international insurance holding company and a leading specialty insurance group since 1974, based in Houston, Texas with offices across the USA and in Bermuda, England and Spain. HCC has assets exceeding $7 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

The HCC Insurance Holdings, Inc. logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1977

For more information, visit our website at www.hcc.com.

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

                      HCC Insurance Holdings, Inc.
                          Financial Highlights
                             March 31, 2006
                  (In thousands, except per share data)

                                                  Three Months Ended
                                                       March 31,
                                                   2006         2005
                                                ---------    ---------
 Gross written premium                          $ 506,058    $ 475,119

 Net written premium                              393,051      357,352

 Net earned premium                               380,571      320,117

 Fee and commission income                         31,468       33,076

 Net investment income                             36,581       22,341

 Other operating income                            18,750        4,147

 Total revenue                                    466,072      379,678

 Net earnings                                      78,551       57,318

 Earnings per share (diluted)                        0.67         0.54

 Cash flow from operations                         77,937       33,909

 Weighted average shares outstanding
  (diluted)                                       116,896      105,734

 GAAP net loss ratio                                 58.0%        58.1%

 GAAP combined ratio                                 85.2%        84.5%

                                                March 31,  December 31,
                                                  2006         2005
                                               ----------   ----------

 Total investments                             $3,364,334   $3,257,428

 Total assets                                   7,106,318    7,026,066

 Shareholders' equity                           1,758,303    1,693,696

 Debt to total capital                              15.0%        15.5%

 Book value per share                             $ 15.82      $ 15.29

               HCC Insurance Holdings, Inc. and Subsidiaries
                   Condensed Consolidated Balance Sheets
                         (Unaudited, in thousands)

                                                March 31,  December 31,
                                                  2006         2005
                                               ----------   ----------
 ASSETS

 Investments:
    Fixed income securities                    $2,541,316   $2,268,624
    Short-term investments                        592,831      839,581
    Other investments                             230,187      149,223
                                               ----------   ----------

          Total investments                     3,364,334    3,257,428
 Cash                                              51,111       73,935
 Restricted cash and cash investments             182,568      170,978
 Premium, claims and other receivables            855,880      884,654
 Reinsurance recoverables                       1,349,351    1,360,483
 Ceded unearned premium                           239,530      239,416
 Ceded life and annuity benefits                   73,213       73,415
 Deferred policy acquisition costs                161,329      156,253
 Goodwill                                         531,286      532,947
 Other assets                                     297,716      276,557
                                               ----------   ----------
       Total assets                            $7,106,318   $7,026,066
                                               ==========   ==========
 LIABILITIES

 Loss and loss adjustment expense
  payable                                      $2,837,495   $2,813,720
 Life and annuity policy benefits                  73,213       73,415
 Reinsurance balances payable                     149,897      176,954
 Unearned premium                                 825,375      807,109
 Deferred ceding commissions                       66,900       65,702
 Premium and claims payable                       735,131      753,859
 Notes payable                                    309,426      309,543
 Accounts payable and accrued
  liabilities                                     350,578      332,068
                                               ----------   ----------
       Total liabilities                        5,348,015    5,332,370

 SHAREHOLDERS' EQUITY

 Common stock                                     111,173      110,803
 Additional paid-in capital                       757,850      747,568
 Retained earnings                                887,226      817,013
 Accumulated other comprehensive
   income                                           2,054       18,312
                                               ----------   ----------
       Total shareholders' equity               1,758,303    1,693,696
                                               ----------   ----------

       Total liabilities and
        shareholders' equity                   $7,106,318   $7,026,066
                                               ==========   ==========

             HCC Insurance Holdings, Inc. and Subsidiaries
             Condensed Consolidated Statements of Earnings
           (Unaudited, in thousands, except per share data)

                                                  Three months ended
                                                       March 31,
                                                  2006          2005
                                                ---------    ---------
 REVENUE

 Net earned premium                             $ 380,571    $ 320,117
 Fee and commission income                         31,468       33,076
 Net investment income                             36,581       22,341
 Net realized investment loss                      (1,298)          (3)
 Other operating income                            18,750        4,147
                                                ---------    ---------
       Total revenue                              466,072      379,678
                                                ---------    ---------
 EXPENSE

 Loss and loss adjustment expense,
  net                                             220,567      186,063
 Policy acquisition costs, net                     78,215       59,357
 Other operating expense                           46,803       45,949
 Interest expense                                   2,154        1,808
                                                ---------    ---------
        Total expense                             347,739      293,177
                                                ---------    ---------

 Earnings before income tax expense               118,333       86,501
 Income tax expense                                39,782       29,183
                                                ---------    ---------
       Net earnings                             $  78,551    $  57,318
                                                =========    =========
 Basic earnings per share data:
    Net earnings                                $    0.71    $    0.56
                                                =========    =========
 Weighted average shares outstanding              111,014      103,241
                                                =========    =========
 Diluted earnings per share data:
    Net earnings                                $    0.67    $    0.54
                                                =========    =========

 Weighted average shares outstanding              116,896      105,734
                                                =========    =========
 Cash dividends declared, per share             $   0.075    $   0.057
                                                =========    =========

             HCC Insurance Holdings, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
                       (Unaudited, in thousands)

                                                   Three months ended
                                                       March 31,
                                                   2006         2005
                                                 --------     --------

 Cash flows from operating activities:

  Net earnings                                   $ 78,551     $ 57,318
  Adjustments to reconcile net
    earnings to net cash provided by
    operating activities:
      Change in premium, claims and
       other receivables                           44,362     (133,768)
      Change in reinsurance
       recoverables                                11,132         (824)
      Change in ceded unearned
       premium                                       (114)      52,300
      Change in loss and loss
       adjustment expense payable                  23,775       49,939
      Change in reinsurance balances
       payable                                    (27,057)     (29,842)
      Change in unearned premium                   18,266      (16,842)
      Change in premium and claims
       payable, net of restricted
       cash                                       (30,318)      99,875
      Change in trading portfolio                 (47,994)     (41,328)
      Depreciation and amortization
       expense                                      3,825        3,710
      Other, net                                    3,509       (6,629)
                                                 --------     --------

         Cash provided by operating
          activities                               77,937       33,909
                                                 --------     --------

 Cash flows from investing activities:

    Sales of fixed income securities               65,654       55,681
    Maturity or call of fixed income
     securities                                    59,226       32,250
    Cost of securities acquired                  (471,614)    (277,000)
    Change in short-term investments              246,750      145,025
    Sale of strategic investment                   17,363         --
    Earnout payment for purchase of
     subsidiary                                   (24,000)        --
    Other, net                                     (2,047)      (1,118)
                                                 --------     --------
         Cash used by investing
          activities                             (108,668)     (45,162)
                                                 --------     --------

 Cash flows from financing activities:

    Issuance of notes payable                      11,000         --
    Payments on notes payable                     (11,107)         (93)
    Sale of common stock                            7,792       21,087
    Dividends paid                                 (8,310)      (5,783)
    Other                                           8,532       (3,814)
                                                 --------     --------

         Cash provided by financing
          activities                                7,907       11,397
                                                 --------     --------

 Net increase (decrease) in cash                  (22,824)         144

 Cash at beginning of period                       73,935       69,933
                                                 --------     --------
         Cash at end of period                   $ 51,111     $ 70,077
                                                 ========     ========

                     HCC Insurance Holdings, Inc.
                       Insurance Company Premium
                            March 31, 2006
                            (In thousands)

                                   1st Qtr     1st Qtr       Change
                                     2006        2005%
                                  ---------    ---------     -------
 GROSS WRITTEN

 Diversified financial products   $ 197,246    $ 199,072        (1)%
 Group life, accident & health      134,154      150,082       (11)
 Aviation                            56,234       49,102        15
 London market account               74,507       43,196        72
 Other specialty lines               43,889       35,519        24
 Discontinued lines                      28       (1,852)       nm
                                  ---------    ---------     -------
                                  $ 506,058    $ 475,119         7%
                                  =========    =========     =======
 NET WRITTEN

 Diversified financial products   $ 161,645    $ 145,997        11%
 Group life, accident & health      129,443      129,449        --
 Aviation                            35,425       32,126        10
 London market account               38,723       28,912        34
 Other specialty lines               27,900       21,074        32
 Discontinued lines                     (85)        (206)       nm
                                  ---------    ---------     -------
                                  $ 393,051    $ 357,352        10%
                                  =========    =========     =======
 NET EARNED PREMIUM

 Diversified financial products   $ 169,112    $ 106,851        58%
 Group life, accident & health      127,761      128,945        (1)
 Aviation                            33,197       33,817        (2)
 London market account               21,928       26,711       (18)
 Other specialty lines               28,640       21,225        35
 Discontinued lines                     (67)       2,568        nm
                                  ---------    ---------     -------
                                  $ 380,571    $ 320,117        19%
                                  =========    =========     =======
  nm - Not meaningful comparison

                     HCC Insurance Holdings, Inc.
                   Consolidated Insurance Companies
                            Net Loss Ratios
                            March 31, 2006
                            (In thousands)

                                            Year to Date 2006
                                   ----------------------------------
                                   Net Earned      Incurred     Loss
        Line of Business             Premium         Losses     Ratio
 ------------------------------      ---------     ---------    -----

 Diversified financial products      $ 169,112     $  85,850     50.8%
 Group life, accident & health         127,761        89,067     69.7
 Aviation                               33,197        18,041     54.3
 London market account                  21,928        10,551     48.1
 Other specialty lines                  28,640        16,806     58.7
 Discontinued lines                        (67)          252       nm
                                     ---------     ---------     ----
 Total                               $ 380,571     $ 220,567     58.0%
                                     =========     =========     ====

                                             Full Year 2005
                                   ----------------------------------
                                   Net Earned      Incurred     Loss
                                     Premium         Losses     Ratio
                                     ---------     ---------    -----

 Diversified financial products      $ 531,136     $ 255,570     48.1%
 Group life, accident & health         504,382       361,289     71.6
 Aviation                              136,197        91,720     67.3
 London market account                  93,017        98,638    106.0
 Other specialty lines                  97,721        72,436     74.1
 Discontinued lines                      7,535        41,544       nm
                                     ---------     ---------    -----
 Total                              $1,369,988     $ 921,197     67.2%
                                    ==========     =========    =====
  nm - Not meaningful comparison

CONTACT:  HCC Insurance Holdings, Inc.
          L. Byron Way, Vice President
          (713) 690-7300